Exhibit 5.1

August 11, 2009

Rimage Corporation

7725 Washington Avenue South

Edina, MN 55439

Re:	Opinion of Counsel as to Legality of Shares of Common Stock to be Registered under the Securities Act of 1933, as amended

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which Rimage Corporation (the “Company”) is filing with the Securities and Exchange Commission to register (1) 500,000 shares of Common Stock, $.01 par value per share, of the Company that may be issued under the Rimage Corporation Amended and Restated 2007 Stock Incentive Plan (the “Plan”); and (2) 200,000 shares of Common Stock, $.01 par value, of the Company that may be issued pursuant to that certain stock option granted to Sherman L. Black under a stock option agreement with a grant date of April 1, 2009 (the “Option”).

In connection with this opinion, we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and this opinion is furnished based upon such examination and review.

Based on the foregoing, it is our opinion that, under the current laws of the State of Minnesota (1) the 500,000 shares of Common Stock of the Company proposed to be issued under the Plan will, when issued pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable; and (2) the 200,000 shares of Common Stock issuable upon exercise of the Option, when issued upon proper exercise of the Option, will be legally issued, fully paid and non-assessable.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement with respect to said shares of Common Stock.

Very truly yours,

LINDQUIST & VENNUM P.L.L.P.

/s/ Lindquist & Vennum P.L.L.P.